UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 31, 2018

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of El Paso Electric Company (the “Company”) approved an amendment (the “Amendment”) to the El Paso Electric Company Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”). The Amendment will be effective upon approval by the Federal Energy Regulatory Commission, which the Company expects to seek on or before April 30, 2018. Pursuant to the Amendment, with respect to awards granted under the Plan, the Company may withhold shares of common stock of the Company or cash, as applicable, for tax purposes using rates up to the maximum statutory tax rate for each applicable tax jurisdiction, rather than being limited to the minimum statutory tax rate.

The Committee also approved a form of Performance Share Award Agreement for outstanding awards (the “Performance Share Award Agreement”) in connection with the Amendment, as well as a new form of (i) Performance Share Award Agreement, (ii) Restricted Stock Award Agreement for employees and (iii) Restricted Stock Award Agreement for non-employee directors. The Performance Share Award Agreement will be provided to those employees who hold outstanding performance shares and either, (i) as of the date of the Committee’s action, are age 55 or older with at least five years of service or, (ii) prior to the end of the performance period to which such performance shares relate, will be age 55 or older with at least five years of service (including Nathan T. Hirschi and Rocky R. Miracle). The Performance Share Award Agreement modifies the existing terms of the outstanding performance share awards to provide that if the holder’s employment is terminated due to retirement (defined as a termination of employment on or after the attainment of age 55 and at least five years of service; provided that such holder gives the Company six months of notice of the intention to retire), the holder shall have the opportunity to vest in a pro rata portion of the performance shares subject to the achievement of the performance goals set forth in the Performance Share Award Agreement. The Performance Share Award Agreement further provides that any holder that terminates employment due to retirement will also be subject to non-compete and non-solicit provisions for the period beginning on the retirement date and ending when the vested award is distributed (or when the Committee determines the performance achievement percentage is zero percent).

The preceding description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The preceding descriptions of the Performance Share Award Agreement and the new forms of Performance Share Award Agreement, Restricted Stock Award Agreement for employees and Restricted Stock Award Agreement for non-employee directors are qualified in their entirety to the full text of such agreements, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amendment to El Paso Electric Company Amended and Restated 2007 Long-Term Incentive Plan.
10.2	Form of Performance Share Award Agreement for outstanding awards.
10.3	Form of new Performance Share Award Agreement.
10.4	Form of new Restricted Stock Award Agreement for employees.
10.5	Form of new Restricted Stock Award Agreement for non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Adrian J. Rodriguez
Name:	Adrian J. Rodriguez
Title:	Senior Vice President, General Counsel and Assistant Secretary

Dated: February 2, 2018